CONTRACT                Group Annuity Contract No. AC 6688

CONTRACT HOLDER         United States Trust Company of New York as Trustee
                        under the Members Retirement Trust of The Equitable
                        Life Assurance Society of the United States and the
                        Pooled Trust for Members Retirement Plans of The
                        Equitable Life Assurance Society of the United States

REGISTER DATE           July 1, 1992

This Contract is issued in consideration of the payment to Equitable of the Contributions made hereunder.

ASSETS HELD IN CONNECTION WITH THIS CONTRACT MAY BE HELD IN THE SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE AS DESCRIBED IN THIS CONTRACT.

The provisions of this Contract, which include the following pages, are agreed to by the Contract Holder and Equitable.

FOR THE CONTRACT HOLDER                 FOR THE EQUITABLE

By______________________________        By______________________________
                                                Chairman of the Board and
                                                Chief Executive Officer

Title____________________________       By______________________________
                                                Vice President and Secretary

Dated__________________________         By______________________________
                                                Assistant Registrar

At      New York, New York              Date of Issue______________________
        ----------------------
        (Head Office)



                   INTEREST RATE GUARANTEE - FIXED AND VARIABLE
                        ANNUITY BENEFITS - PARTICIPATING



No. 1021-92                    AC 6688

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                              TABLE OF CONTENTS

PART I - DEFINITIONS

        Section 1.01    -       Accumulation Unit                     4
        Section 1.02    -       Accumulation Unit Value               4
        Section 1.03    -       Active Loan                           4
        Section 1.04    -       Annuity Benefit                       4
        Section 1.05    -       Annuity Commencement Date             4
        Section 1.06    -       Annuity Unit                          4
        Section 1.07    -       Annuity Unit Value                    4
        Section 1.08    -       Average Annuity Unit Value            4
        Section 1.09    -       Business Day                          4
        Section 1.10    -       Cash Value                            5
        Section 1.11    -       Class of Employers                    5
        Section 1.12    -       Code                                  6
        Section 1.13    -       Contribution                          6
        Section 1.14    -       Divisions                             6
        Section 1.15    -       Employer                              6
        Section 1.16    -       Employer Plan                         6
        Section 1.17    -       Employer Plan Trustee                 6
        Section 1.18    -       Forfeiture Account                    6
        Section 1.19    -       Free Corridor Amount                  6
        Section 1.20    -       Funding Effective Date                7
        Section 1.21    -       Guaranteed Interest Rate              7
        Section 1.22    -       Investment Divisions                  7
        Section 1.23    -       Master Trust                          7
        Section 1.24    -       Minimum Guaranteed Rate               7
        Section 1.25    -       Net Investment Factor                 7
        Section 1.26    -       Old Plan Takeover Loan                8
        Section 1.27    -       Participant                           8
        Section 1.28    -       Participation Date                    8
        Section 1.29    -       Participation Year                    8
        Section 1.30    -       Plan                                  8
        Section 1.31    -       Pooled Trust                          9
        Section 1.32    -       Predecessor Contract                  9
        Section 1.33    -       Predecessor Contract Takeover Loan    9
        Section 1.34    -       Processing Office                     9
        Section 1.35    -       Restricted Withdrawal Amount          9
        Section 1.36    -       Retirement Account Value              9
        Section 1.37    -       Separate Account                      9
        Section 1.38    -       Source                                9
        Section 1.39    -       Transaction Date                     10
        Section 1.40    -       Transferred Participant              10
        Section 1.41    -       Trusteed Plan                        10
        Section 1.42    -       Valuation Period                     10



No. 1021-92                    AC 6688                                    Page 2

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PART II - RETIREMENT ACCOUNT VALUE

        Section 2.01    -       Contributions                        11
        Section 2.02    -       Transfers of Unallocated Amounts     11
        Section 2.03    -       Transfers from Predecessor Contract  11
        Section 2.04    -       Separate Account                     12
        Section 2.05    -       Guaranteed Interest Division         12
        Section 2.06    -       Allocation of Contributions to
                                Divisions                            13
        Section 2.07    -       Transfers Among Divisions            13
        Section 2.08    -       Partial Withdrawal and Termination   14
        Section 2.09    -       Death Benefits                       15
        Section 2.10    -       Loans                                16
        Section 2.11    -       Fees and Charges                     18
        Section 2.12    -       Forfeitures                          21

PART III - ANNUITY BENEFITS

        Section 3.01    -       Fixed Annuity Benefit                22
        Section 3.02    -       Variable Annuity Benefit             22
        Section 3.03    -       Form of Annuity Benefit              22
        Section 3.04    -       Report for Annuity Benefit           23
        Section 3.05    -       Application to Provide Annuity
                                Benefit                              23
        Section 3.06    -       Payment of Annuity Benefit           23

PART IV - GENERAL PROVISIONS

        Section 4.01    -       Contract                             25
        Section 4.02    -       Statutory Compliance                 25
        Section 4.03    -       Assignments and Non-transferability  25
        Section 4.04    -       Manner of Payment                    26
        Section 4.05    -       Right to Change                      26
        Section 4.06    -       Beneficiary                          27
        Section 4.07    -       Deferment                            27
        Section 4.08    -       Contract Holder's Responsibility     28
        Section 4.09    -       Employer's and Employer Plan
                                Trustee's Responsibility             29
        Section 4.10    -       Plan Qualification                   29
        Section 4.11    -       Participation in Surplus             29

APPENDIX A      -       Tables of Guaranteed Annuity Payments        30



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                            PART I - DEFINITIONS


SECTION 1.01 ACCUMULATION UNIT. The term "Accumulation Unit" means a measure used by Equitable in determining the amount held with respect to a Participant in an Investment Division of the Separate Account.

SECTION 1.02 ACCUMULATION UNIT VALUE. The term "Accumulation Unit Value" means, for a given Valuation Period, the Accumulation Unit Value for the immediately preceding Valuation Period multiplied by the Net Investment Factor for the given period.

SECTION 1.03 ACTIVE LOAN. The term "Active Loan" means the principal amount of any loan made to a Participant pursuant to Section 2.10, any Old Plan Takeover Loan or any Predecessor Contract Takeover Loan, which, in any case, is neither fully repaid nor deemed distributed under Section 72(p) of the Code.

SECTION 1.04 ANNUITY BENEFIT. The term "Annuity Benefit" means a benefit payable by Equitable pursuant to Part III of this Contract.

SECTION 1.05 ANNUITY COMMENCEMENT DATE. The term "Annuity Commencement Date" means a date, determined by the Employer or the Employer Plan Trustee and reported in writing to Equitable pursuant to Section 3.04, as of which payments under an Annuity Benefit are to begin.

SECTION 1.06 ANNUITY UNIT. The term "Annuity Unit" means a measure used by Equitable in determining amounts payable from the Stock Division of the Separate Account under a Variable Annuity Benefit.

SECTION 1.07 ANNUITY UNIT VALUE. The term "Annuity Unit Value" means, with respect to a Variable Annuity for a given Valuation Period, the Annuity Unit Value for the immediately preceding Valuation Period multiplied by the Adjusted Net Investment Factor for the given Valuation Period. The Adjusted Net Investment Factor for a given Valuation Period is the Net Investment Factor for such Period reduced for each calendar day in such Period by the Net Investment Factor times (a) .00013366, if the Assumed Base Rate of Net Investment Return is 5.00%, and (b) .00009425, if the Assumed Base Rate of Net Investment Return is 3.50%. The Assumed Base Rate of Net Investment Return will be 5.00% except in states where that rate is not permitted by law.

SECTION 1.08 AVERAGE ANNUITY UNIT VALUE. The term "Average Annuity Unit Value" means, with respect to a Variable Annuity for a calendar month, the average of the Annuity Unit Values for all Valuation Periods ending in such month.

SECTION 1.09 BUSINESS DAY. The term "Business Day" means generally any day on which Equitable is open and the New York Stock Exchange is open for trading. For purposes of determining the Transaction Date, Equitable's Business Day ends at 4:00 P.M. Eastern Time.




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SECTION 1.10 CASH VALUE.  The term "Cash Value" means:

(a) An amount equal to the Retirement Account Value with respect to a Participant (i) for whom Equitable has received due proof of the Participant's total and permanent disability, as defined in Section 72(m)(7) of the Code, or due proof of the Participant's death, or (ii) who has attained age 59 1/2 and who either (A) has at least five Participation Years, or (B) has provided due proof of such Participant's separation from service with the Employer.

(b) An amount, with respect to any other Participant, equal to the greater of (i) or (ii):

        (i) The Retirement Account Value (recognizing any reduction on account of a forfeiture as described in Section 2.12) minus an amount equal to the sum of

                (A) 6% of the Contributions made during the then-current and five immediately preceding Participation Years on behalf of a Participant to all Sources in which forfeitures (as described in Section 2.12) had not occurred with respect to the Participant, and which had not previously been withdrawn pursuant to Section 2.08; and

                (B) the product of (I) 6% of the Contributions made during the then-current and five immediately preceding Participation Years on behalf of that Participant to all Sources in which such forfeitures had occurred with respect to the Participant, and which had not previously been withdrawn pursuant to Section 2.08, and (II) a percentage representing the vested portion of those Sources.

        (ii)    The sum of

                (A)     The Free Corridor Amount; and

                (B)     The amount equal to

                        (I) 94% of the result obtained by taking the total of the Retirement Account Value (recognizing any reduction on account of a forfeiture as described in Section 2.12) and any Active Loan and subtracting from such total the Free Corridor Amount; minus

                        (II)    Any Active Loan with respect to the
Participant.

For purposes of this definition, the term "Active Loan" excludes Old Plan Takeover Loans.

SECTION 1.11 CLASS OF EMPLOYERS. The term "Class of Employers" means the category to which Equitable assigns an Employer Plan upon such Employer's or the Employer Plan Trustee's adoption of this Contract as a funding vehicle of the Employer Plan. All Employer Plans whose Funding Effective Dates occur within a given calendar year will belong



No. 1021-92                    AC 6688                                    Page 5

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to the same Class of  Employers,  except that (a) all Employer  Plans which were funded under the Predecessor Contract will be deemed to be in one Class of Employers, and (b) Equitable may at any time (i) close a Class of Employers (including the Class of Employers to which Employer Plans which were funded under the Predecessor Contract belong) and begin a new Class of Employers, or
(ii) combine two or more Classes of Employers.

SECTION 1.12 CODE. The term "Code" means the Internal Revenue Code, as now or hereafter amended, or any corresponding provisions of prior or subsequent United States revenue laws.

SECTION 1.13 CONTRIBUTION. The term "Contribution" means, subject to Section 2.03, any amount remitted by the Employer or the Employer Plan Trustee pursuant to Section 2.01 with respect to a Participant.

SECTION 1.14 DIVISIONS. The terms "Division" or "Divisions" mean one or more of the following investment options described in this Contract:

(a)     the Guaranteed Interest Division, and

(b)     the Investment Divisions of the Separate Account.

SECTION 1.15 EMPLOYER. The term "Employer" means an employer who has adopted an Employer Plan.

SECTION 1.16 EMPLOYER PLAN. The term "Employer Plan" means a defined contribution plan adopted by the Employer that is intended to meet the requirements for qualification under Section 401 (a) of the Code and that participates in this Contract pursuant to the Master Trust or the Pooled Trust.

SECTION 1.17 EMPLOYER PLAN TRUSTEE. The term "Employer Plan Trustee" means the person or persons named as trustee under a Trustee Plan, and such trustee's successors.

SECTION 1.18 FORFEITURE ACCOUNT. The term "Forfeiture Account" means an unallocated account maintained by Equitable under this Contract in the Guaranteed Interest Division and in conjunction with the operation of Section
2.12. Amounts arising from reductions in Retirement Account Value pursuant to
Section 2.12 will be allocated to the Forfeiture Account, pending disposition of such amounts (and interest thereon) as determined by the Employer or the Employer Plan Trustee.

SECTION 1.19 FREE CORRIDOR AMOUNT. The term "Free Corridor Amount" means, with respect to a Participant, an amount equal to the excess, if any, of (a) 10% of the sum of the Retirement Account Value and any Active Loan, over (b) the sum of (i) cumulative prior withdrawals made with respect to the Participant pursuant to Section 2.08 in the current Participation Year, (ii) the unpaid principal of any loan defaulted with respect to the Participant pursuant to
Section 2. 10 in the current Participation Year, other than an Old Plan


No. 1021-92                    AC 6688                                    Page 6

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Takeover Loan,  (iii) any reduction in the Retirement  Account Value as a result of a forfeiture with respect to the Participant  pursuant to Section 2.12 in the
current   Participation  Year  and  (iv)  any  deduction  with  respect  to  the
Participant,   pursuant  to  Section   2.11,   Paragraph   (6)  in  the  current
Participation Year, as a result of a loan default.

SECTION 1.20 FUNDING EFFECTIVE DATE. The term "Funding Effective Date" means the date that coincides with the earliest Participation Date with respect to the Employer Plan.

SECTION 1.21 GUARANTEED INTEREST RATE. The term "Guaranteed Interest Rate" means, with respect to the Guaranteed Interest Division, the effective annual rate of interest determined by Equitable for a Class of Employers for a calendar year, provided such rate is not less than the Minimum Guaranteed Rate.

The Guaranteed Interest Rate applicable to a Class of Employers for the calendar year in which the Funding Effective Date for such Class occurs will be the rate determined by Equitable for an Employer Plan in that Class as of the Funding Effective Date. The Guaranteed Interest Rate applicable to a Class of Employers for any subsequent calendar year will be determined by Equitable at least 30 days before the beginning of that year. Equitable reserves the right to increase the Guaranteed Interest Rate during any given calendar year and to declare additional interest for shorter periods.

SECTION 1.22 INVESTMENT DIVISIONS. The terms "Investment Division" or "Investment Divisions" mean, as appropriate, one or more of the following Divisions of the Separate Account:

(a)     the Stock Division;

(b)     the Money Market Division;

(c)     the Balanced Division; and

(d)     the Aggressive Stock Division.

SECTION 1.23 MASTER TRUST. The term "Master Trust" means the Members Retirement Trust of The Equitable Life Assurance Society of the United States.

SECTION 1.24 MINIMUM GUARANTEED RATE. The term "Minimum Guaranteed Rate" means, with respect to the Guaranteed Interest Division, an effective annual minimum rate of interest equal to (a) 4% for an Employer Plan covered under the Predecessor Contract, and (b) 3% for any other Employer Plan.

SECTION 1.25 NET INVESTMENT FACTOR. The term "Net Investment Factor" means, with respect to each Investment Division of the Separate Account for a Valuation Period, the amount described in the following Clause (a) divided by the amount described in the following Clause (b), minus the amount described in the following Clause (c), where:

(a) is the net asset value of the shares of the designated trust or investment company that belong to the Investment Division at the end of the Valuation Period (including the per



No. 1021-92                    AC 6688                                    Page 7

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share amount of any dividend or capital gain distribution paid to the Investment
Division in the current Valuation Period), before giving effect to any amounts allocated to or withdrawn from the Investment Division for the Valuation Period, but after any amounts charged against the Investment Division in the Valuation Period for taxes;

(b) is the net asset value of the shares of the designated trust or investment company that belonged to the Investment Division at the end of the preceding Valuation Period, after giving effect to any amounts allocated to or withdrawn from the Investment Division for that Valuation Period; and

(c) is the daily asset charge for expenses of the Investment Division in accordance with Section 2.11, Paragraph (3) times the number of calendar days in the Valuation Period.

The net asset value of the shares of a designated trust or investment company held by an Investment Division will be the value reported to Equitable by that trust or investment company. Such net asset value is after deduction for investment advisory fees and direct operating expenses of the designated trust or investment company.

SECTION 1.26 OLD PLAN TAKEOVER LOAN. The term "Old Plan Takeover Loan" means a loan which was established under the Employer Plan before the Funding Effective Date, which has been transferred to this Contract as an Active Loan, but which is not a Predecessor Contract Takeover Loan.

SECTION 1.27 PARTICIPANT. The term "Participant" means an individual whom the Employer or Employer Plan Trustee has reported to Equitable as a participant under the Employer Plan and with respect to whom a certificate has been issued pursuant to Section 4.01.

SECTION 1.28 PARTICIPATION DATE. The term "Participation Date" with respect to a Participant means, subject to Section 2.02, the earlier of (a) the Business Day as of which Equitable has enrolled such Participant under this Contract or
(b) the Business Day as of which Equitable's Processing Office has received the first Contribution pursuant to Section 2.01 for such Participant. A Transferred Participant will have the same Participation Date as applicable to such person under the Predecessor Contract, except that if a Transferred Participant had two or more Participation Dates under the Predecessor Contract immediately before becoming a Transferred Participant, the Participation Date hereunder will be the date that coincides with the first of such prior Participation Dates.

SECTION 1.29 PARTICIPATION YEAR. The term "Participation Year" with respect to a Participant means the twelve-month period beginning on (a) the Participation Date and (b) each anniversary thereof, unless otherwise agreed to in writing by Equitable.

SECTION 1.30 PLAN. The term "Plan" means the Members Retirement Plan of The Equitable Life Assurance Society of the United States.


No. 1021-92                    AC 6688                                    Page 8

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SECTION 1.31 POOLED TRUST.  The term "Pooled Trust" means the Pooled Trust for
Members Retirement Plans of The Equitable Life Assurance Society of the United States.

SECTION 1.32 PREDECESSOR CONTRACT. The term "Predecessor Contract" means Equitable's Group Annuity Contract 11938C-C from which the Employer or the Employer Plan Trustee and Equitable have agreed to transfer certain assets or certain liabilities associated with the Employer Plan to this Contract.

SECTION 1.33 PREDECESSOR CONTRACT TAKEOVER LOAN. The term "Predecessor Contract Takeover Loan" means a loan that was established under the Predecessor Contract and which has been transferred to this Contract as an Active Loan.

SECTION 1.34 PROCESSING OFFICE. The term 'Processing Office" means __________________________, or such other location as Equitable shall designate by at least 90 days' advance written notice to the Employer or the Employer Plan Trustee.

SECTION 1.35 RESTRICTED WITHDRAWAL AMOUNT. The term "Restricted Withdrawal Amount" means an amount equal to 10% of an Active Loan other than an Old Plan Takeover Loan.

SECTION 1.36 RETIREMENT ACCOUNT VALUE. The term "Retirement Account Value" means the sum of the amounts held with respect to a Participant in the Guaranteed Interest Division and in the Investment Divisions.

SECTION 1.37 SEPARATE ACCOUNT. The term "Separate Account" means pooled Separate Account A, as described in Section 2.04, which is (a) maintained by Equitable in accordance with the laws of New York State and (b) registered with the Securities and Exchange Commission under the Investment Company Act of 1940 as a unit investment trust, a type of investment company.

SECTION 1.38 SOURCE. The term "Source" means any of the following sources of Contributions under the Employer Plan, as determined by the Employer or Employer Plan Trustee and reported to Equitable in conjunction with Contributions remitted pursuant to Section 2.01:

(a) Employer Contributions: Contributions made by the Employer for the benefit of Participants and beneficiaries, other than those Contributions described in Clauses (b) and (e) below.

(b) Matching Contributions: Employer Contributions allocated to a Participant's account under the Employer Plan by reason of the Participant's Post-Tax Contributions or Elective Contributions made to the Employer Plan.

(c) Post-Tax Contributions: After-tax contributions made by a Participant in accordance with the terms of the Employer Plan.


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(d)     Salary Deferral Contributions:  Contributions to an Employer Plan made by a Participant pursuant to a cash or deferred election (normally in accordance with the terms of a qualified cash or deferred arrangement under
Section 401(k) of the Code).

(e) Qualified Non-Elective and Qualified Matching Contributions: Employer Contributions made to meet the requirements of either or both of the nondiscrimination tests set forth in Section 401(k) and Section 401(m) of the Code.

(f) Prior Plan Contributions: Contributions transferred or rolled-over to an Employer Plan from another qualified plan.

SECTION 1.39 TRANSACTION DATE. The term "Transaction Date" means (a) the Business Day on which Equitable receives a Contribution or an acceptable written or telephone request for a transaction at its Processing Office, or (b) the Business Day coinciding with or next following the date specified in the request, if later; provided, however, that if such Contribution or request reaches the Processing Office on other than a Business Day, or after the close of the Business Day, the Transaction Date will be the next following Business Day.

SECTION 1.40 TRANSFERRED PARTICIPANT. The term "Transferred Participant" means a Participant with respect to whom a transfer is received under this Contract pursuant to Section 2.03.

SECTION 1.41 TRUSTEED PLAN. The term "Trusteed Plan" means an Employer Plan under which there is maintained a trust, other than the Master Trust or Pooled Trust, forming a part of the Employer Plan.

SECTION 1.42 VALUATION PERIOD. The term "Valuation Period" means, with respect to each Investment Division of the Separate Account, each Business Day together with any consecutive non-Business Days immediately preceding such Business Day.


No. 1021-92                    AC 6688                                   Page 10

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                      PART II - RETIREMENT ACCOUNT VALUE


SECTION 2.01 CONTRIBUTIONS. Each Employer or Employer Plan Trustee will remit Contributions from time to time on such dates and in such amounts as it will determine in accordance with the Employer Plan.

The Employer or the Employer Plan Trustee will specify the Participant with respect to whom each such Contribution is being remitted, the Source to which such Contribution relates, and the allocation by Source of such Contribution among the Divisions.

SECTION 2.02 TRANSFERS OF UNALLOCATED AMOUNTS. Anything in this Contract to the contrary notwithstanding, with respect to an Employer Plan for which assets are being transferred on or after the Funding Effective Date from another funding vehicle, if the Employer or Employer Plan Trustee advises Equitable that it cannot provide Equitable on or before the date of such transfer with the corresponding Participant-level information normally required pursuant to this Contract, such transferred assets may be remitted as Contributions hereunder on an unallocated basis to a suspense account; provided that, while such assets remain unallocated, Equitable will (a) treat the amounts in such suspense account as one Retirement Account Value, except as provided below, with the Employer or Employer Plan Trustee as sole Participant, and (b) rely fully upon the advice of the Employer or Employer Plan Trustee for any Participant-level information required to process transactions hereunder.

Any Employer or Employer Plan Trustee which transfers assets on an unallocated basis to this Contract agrees to provide Participant-level information as soon thereafter as is practicable. If such information is not received within such period as Equitable deems reasonable, Equitable shall have the right to pay to the Employer or the Employer Plan Trustee the amounts in the suspense account, on the basis described in Clause (b) of Section 1.10, except that the Free Corridor Amount will be zero. If the Employer or Employer Plan Trustee requests to terminate participation of the Employer Plan under this Contract, or requests a partial withdrawal from the suspense account prior to Equitable's receipt of the required Participant-level information, the Free Corridor Amount will also be zero.

SECTION 2.03 TRANSFERS FROM PREDECESSOR CONTRACT. Any amount transferred from a Division under the Predecessor Contract to this Contract with respect to a Transferred Participant will be allocated as of the date of transfer to the corresponding Division under this Contract with respect to such Participant.

On and after such transfer, all contributions made under the Predecessor Contract with respect to such Transferred Participant and not previously withdrawn or applied will be considered as Contributions made under Section
2.01 of this Contract with respect to the Participant on the respective dates on which such contributions were made under the Predecessor Contract.



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With respect to a Transferred Participant, any allocation instructions on file under the Predecessor Contract immediately before the date of transfer will apply under this Contract unless and until changed in accordance with the terms of this Contract.

SECTION 2.04 THE SEPARATE ACCOUNT. Realized and unrealized gains and losses from the assets of the Separate Account are credited or charged against it without regard to Equitable's other income, gains or losses. Assets are allocated to the Separate Account to support this Contract and other contracts.

The assets of the Separate Account are the property of Equitable. The portion of its assets equal to the reserves and other contract liabilities with respect to the Separate Account will not be chargeable with liabilities arising out of any other business Equitable conducts. Equitable may transfer assets of an Investment Division in excess of the reserves and other liabilities with respect to such Investment Division to another Investment Division or to Equitable's General Account.

The Separate Account consists of the Investment Divisions. Each Investment Division may invest its assets in a separate class (or series) of shares of a designated trust or investment company where each class (or series) represents a separate portfolio in the trust or investment company. The Investment Divisions available on the Register Date of this Contract are the Stock Division, the Money Market Division, the Balanced Division and the Aggressive Stock Division.

Equitable will value the assets of each Investment Division on each Business Day. Equitable may, at its discretion, invest the assets of any Investment Division in any investment permitted by applicable law. Equitable may rely conclusively on the opinion of counsel (including attorneys in its employ) as to what investments it is permitted by law to make.

On any date when an amount is allocated to or withdrawn, deducted, or transferred from an Investment Division with respect to a Participant, the Retirement Account Value will be credited or charged, as the case may be, with the number of Accumulation Units determined by dividing said amount by the Accumulation Unit Value for the appropriate Investment Division for the Valuation Period which includes that date. The number of Accumulation Units with respect to a Participant in an Investment Division on any date is equal to
(a) the sum of all Accumulation Units that have been allocated to that Division with respect to that Participant, minus (b) the sum of all Accumulation Units that have been withdrawn, deducted, or transferred from that Investment Division with respect to that Participant. The amount with respect to a Participant in an Investment Division on any date is equal to (a) the number of Accumulation Units with respect to that Participant in the Investment Division on that date, multiplied by (b) the Accumulation Unit Value for the Investment Division for the Valuation Period which includes that date.

SECTION 2.05 GUARANTEED INTEREST DIVISION. Any amount allocated to the Guaranteed Interest Division becomes part of the general assets of Equitable, which support the guarantees of this Contract and other contracts.


No. 1021-92                    AC 6688                                   Page 12

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The amount with respect to a Participant in the Guaranteed Interest Division at
any time is equal to (a) the sum of all amounts that have been allocated to the Guaranteed Interest Division with respect to that Participant, minus (b) the sum of all amounts that have been withdrawn, deducted, or transferred from the Guaranteed Interest Division with respect to that Participant.

Interest, on the basis of the applicable Guaranteed Interest Rate, is allocated to the Guaranteed Interest Division daily and is credited for each day on the amount in the Guaranteed Interest Division at the beginning of that day.

SECTION 2.06 ALLOCATION OF CONTRIBUTIONS TO DIVISIONS. Each Contribution remitted with respect to a Participant will, after deduction of any applicable charge for taxes, be allocated by Source to one or more of the Divisions as of the Transaction Date. With respect to each Source the percentage to be allocated to each Division is to be a whole number and the aggregate percentage is to be 100%.

Allocation instructions will be determined pursuant to the Employer Plan and reported to the Equitable in writing by the Employer or Employer Plan Trustee, subject to the following paragraph. Each initial Contribution with respect to a Participant is to be preceded or accompanied by such allocation instructions. Such instructions will be retained on file by Equitable unless and until duly changed. Each subsequent Contribution with respect to the Participant will be allocated in accordance with the most recent allocation instructions received with respect to the Participant. The Employer or Employer Plan Trustee may file revised allocation instructions at any time with respect to a Participant and such revised instructions will apply to all transactions occurring on or after the date the revised instructions are received in the Processing Office.

The Employer or Employer Plan Trustee may, if the Employer Plan permits, arrange with Equitable (a) to have Participants provide such instructions directly to Equitable, and (b) to have such instructions communicated, as the Participant elects, either in writing or by telephone, subject to Equitable's requirements for telephone transactions.

If an initial Contribution with respect to a Participant is received in the Processing Office and allocation instructions are neither on file nor accompanying the Contribution, Equitable will, pending receipt of such instructions, allocate the entire Contribution to the Guaranteed Interest Division for up to five Business Days. If at the end of such period no allocation instruction is on file with respect to the Participant, Equitable will return the Contribution to the Employer or Employer Plan Trustee, unless Equitable has received the written consent of the Participant to continue to hold Contributions in the Guaranteed Interest Division pending receipt of other allocation instructions.

SECTION 2.07 TRANSFERS AMONG DIVISIONS. The Employer or the Employer Plan Trustee, upon request to Equitable in accordance with the Employer Plan, may transfer, with respect to any Source, all or part of the amount held for the Participant in a Division to one or more of the other Divisions as follows: (a) amounts in the Guaranteed Interest Division, Stock Division, Balanced Division and Aggressive Stock Division may be transferred among


No. 1021-92                    AC 6688                                   Page 13
such Divisions; (b) amounts in the Money Market Division may be transferred to the other Divisions. Such transfers will be made as of the applicable Transaction Date, and will be subject to

Equitable's rules in effect at the time of transfer. No transfers are permitted to the Money Market Division from the other Divisions. Such request for transfer must specify as to Source and must be in writing, subject to the following paragraph.

The Employer or Employer Plan Trustee may, if the Employer Plan permits, arrange with Equitable (a) to have Participants make such transfer requests directly to Equitable and (b) to have such requests communicated, as the Participant elects, either in writing or by telephone, subject to Equitable's requirements for telephone transactions.

SECTION 2.08 PARTIAL WITHDRAWAL AND TERMINATION

(1) If the Employer or Employer Plan Trustee requests with respect to a Participant who has elected to make a partial withdrawal from the Divisions, Equitable will, as of the applicable Transaction Date, pay the lesser of (a) the Cash Value minus the Restricted Withdrawal Amount, or (b) the amount of partial withdrawal requested. The amount to be paid plus any withdrawal charge applicable pursuant to Section 2.11 will be withdrawn from the amounts held with respect to the Participant in the Divisions. Upon such payment, Equitable will be released from any and all liability for payments with respect to the Contributions from which the amounts so withdrawn arose.

(2) If the Employer or Employer Plan Trustee requests with respect to a Participant who has elected to terminate participation under this Contract, Equitable will withdraw the amount held in the Divisions with respect to the Participant and pay an amount equal to the Cash Value as of the applicable Transaction Date. Upon such payment, the Retirement Account Value and the amount with respect to the Participant in the Divisions will be zero. Equitable will thereupon be released from any and all liability for payments with respect to the Retirement Account Value.

(3) If (a) the Employer or Employer Plan Trustee terminates the Employer Plan's participation under this Contract, or (b) Equitable exercises its right to terminate the Employer Plan's participation under this Contract pursuant to Clause (ii) of the second paragraph of Section 4.10, Equitable will pay the aggregate of all Cash Values with respect to such Employer Plan. Upon such payment, the Retirement Account Values with respect to the Employer Plan will be zero. Equitable will thereupon be released from any and all liability for payments with respect to the Retirement Account Values.

(4) Any amount payable pursuant to the preceding paragraphs of this Section will be paid to the Employer Plan Trustee or otherwise paid as may be agreed upon in writing between the Employer or Employer Plan Trustee and Equitable.



No. 1021-92                    AC 6688                                   Page 14

SECTION 2.09 DEATH BENEFITS. Upon Equitable's receipt of due proof of the death of a Participant, a death benefit will be payable to the beneficiary designated in accordance with Section 4.06. Such death benefit will be equal to the greater of:

(a)     The Retirement Account Value; or

(b) A minimum death benefit equal to (i) the sum of all Contributions made with respect to the Participant pursuant to Section 2.01, minus (ii) the sum of all prior withdrawals of Contributions with respect to the Participant in conjunction with the following transactions: (A) any withdrawals pursuant to
Section 2.08, (B) any Active Loan other than an Old Plan Takeover Loan, and (C) any reduction on account of a forfeiture pursuant to Section 2.12. In no event will such minimum death benefit be less than zero. Repayment of Old Plan Takeover Loans will not be considered Contributions for this purpose.


The beneficiary or beneficiaries with respect to such death benefit may elect any of the following methods of disposition, subject to the requirements of law and Equitable's rules then in effect:

(a)     To receive the death benefit in a single sum;

(b) To apply the death benefit to the purchase of an Annuity Benefit in a form then offered by Equitable;

(c) To apply the death benefit to provide any other form of benefit then offered by Equitable; or

(d) To apply the death benefit to an account or accounts under this Contract maintained for the benefit of such beneficiary or beneficiaries.

Unless Equitable receives suitable written instructions to the contrary from the Employer, Employer Plan Trustee or such beneficiary or beneficiaries on the date on which it receives due proof of the death of the Participant, any amounts then held with respect to the Participant in the Investment Divisions will be transferred to the Guaranteed Interest Division and the entire Retirement Account Value will be held therein pending disposition of the death benefit in accordance with the immediately preceding paragraph.

Equitable will pay or apply a death benefit in accordance with the election described in the second paragraph of this Section. Upon such disposition in accordance with Clauses (a), (b), or (c) of such paragraph, the amount held in the Divisions with respect to the Participant and the Retirement Account Value will be zero. Equitable will thereupon be released from any and all liability for payment with respect to the Contributions from which the Retirement Account Value arose.


No. 1021-92                    AC 6688                                   Page 15

Any beneficiary who elects to dispose of the death benefit by having it applied to an account in accordance with Clause (d) of the second paragraph of this Section, will be subject to the following:

(a) The beneficiary will be entitled to defer distribution of the account to the extent permitted by the Employer Plan and applicable law;

(b) The value of the account will be determined at the time of distribution to the beneficiary and, depending upon investment gains or losses, may be worth more or less than the initial value of the account;

(c) If the beneficiary dies before taking full distribution of the account, a minimum death benefit will be determined with respect to the account as though such beneficiary were a Participant and the initial value of such account will be deemed a Contribution for this purpose;

(d) Such account may be allocated to, and transferred among, the Divisions in accordance with the provisions of this Contract as applicable to Retirement Account Values with respect to Participants; and

(e) Such beneficiary's account will be subject to all fees and charges other than withdrawal charges applicable to Retirement Account Values under this Contract.

SECTION 2.10 LOANS. The Employer or Employer Plan Trustee may permit loans to Participants in accordance with the loan provisions, if any, of the Employer Plan, subject to applicable laws and regulations, and may request Equitable to establish a loan under this Contract with respect to a Participant in accordance with the following criteria:

(a) A loan will be available only from the portion, if any, of the Retirement Account Value that, as reported to Equitable by the Employer or Employer Plan Trustee, is the vested portion in accordance with the Plan;

(b) Before the Transaction Date on which a loan is to become effective ("Loan Effective Date") the Employer or Employer Plan Trustee is to provide Equitable with a signed loan agreement, in a form satisfactory to Equitable, setting forth all applicable terms and conditions of the loan. Such agreement is to be signed by the Employer or Employer Plan Trustee and the Participant;

(c) No more than one Active Loan is permitted for a given Participant at one time, except for multiple takeover loans transferred to this Contract with respect to a given Participant;

(d)    The minimum amount of each loan will be $1,000;


No. 1021-92                    AC 6688                                   Page 16

(e) The maximum amount of each loan will be the lesser of (i) $50,000 reduced by the excess, if any, of (A) the highest outstanding balance of loans with respect to the Participant under the Employer's Plan during the twelve-month period ending on the day immediately before the date on which such loan is made, over (B) the outstanding balance of loans with respect to the Participant under the Employer's Plan on the date on which such loan is made, or (ii) one-half of the vested portion of the Retirement Account Value;

(f) As of any date on which there is an Active Loan hereunder with respect to a Participant, any withdrawal pursuant to Section 2.08, Paragraph (1) will be permitted only against the excess, if any, of the Cash Value over the Restricted Withdrawal Amount;

(g) The rate of interest applicable to each loan will be a fixed rate for the full term of the loan, as determined by the Employer or the Employer Plan Trustee in accordance with the Employer Plan;

(h) A one-time loan origination fee and a periodic loan maintenance fee will be applicable to each loan in accordance with Section 2.11, Paragraph
(5);

(i) The amount of a loan will be withdrawn from the amount held in the Divisions with respect to the Participant in accordance with the instructions submitted for purposes of such loan by the Employer or Employer Plan Trustee;

(j) The loan must be repaid within a term as specified in the Code with respect to such loans;

(k) The "Loan Repayment Date" will be each of a series of dates to be designated in a loan amortization schedule included in the loan agreement referred to in Clause (b) above;

(1) Payments must be remitted to Equitable by the Employer or Employer Plan Trustee as of each Loan Repayment Date of an Active Loan, with each such payment at least equal to the amount required, as specified in the amortization schedule as of the Loan Effective Date;

(m) Additional loan repayments may be made at any time. The loan, including the full amount of interest due thereon, may be repaid in full at any time;

(n) Loan repayments with respect to a Participant will be allocated by Equitable either (A) to the Divisions on the basis of the instructions submitted for withdrawal of such loan pursuant to Clause (i) of this Section, or (B) if the Participant so elects, entirely to the Guaranteed Interest Division; and


No. 1021-92                    AC 6688                                   Page 17

(o) A loan will be in default if (i) the full amount of any loan repayment is not received by Equitable within 90 days of the applicable Loan Repayment Date, (ii) the Participant's or Employer Plan's participation under this Contract is terminated pursuant to Section 2.08, or (iii) the Participant dies. When an Active Loan, other than an Old Plan Takeover Loan, goes into default Equitable will treat the loan principal as a withdrawal pursuant to Section 2.08, Paragraph (1), subject to any applicable withdrawal charge pursuant to
Section 2.11, Paragraph (6).

As of the Transaction Date of each loan made pursuant to this Section, excluding takeover loans as defined in Sections 1.26 and 1.33, Equitable will
(a) withdraw from the amount held in the Divisions with respect to the Participant the amount of such loan, and (b) issue a check for the amount of such loan.

SECTION 2. 11 FEES AND CHARGES

(1) As of the last Business Day of each calendar quarter as of which the sum of the Retirement Account Value and any Active Loan with respect to a Participant is less than $25,000, an administrative fee of $7.50 will be deducted by Equitable from the amounts held in the Divisions with respect to the Participant. Any amount remitted by the Employer or Employer Plan Trustee toward such fee will correspondingly reduce such deduction.

(2) As of the last Business Day of each calendar year with respect to each Employer Plan, other than one for which amounts were transferred to this Contract from the Predecessor Contract pursuant to Section 2.03, a per-plan recordkeeping fee of $300 will be applicable. The Employer or Employer Plan Trustee shall pay such fee to Equitable. To the extent that the Employer or Employer Plan Trustee does not pay such fee directly, it will be deemed to have instructed Equitable to deduct such fee from the amounts held in the Divisions with respect to the Participants.

(3) The assets of the Investment Divisions attributable to this Contract will be subject to a daily asset charge for financial accounting, death benefits, mortality risk, expenses and expenses risk. Such charge will be applied after any deductions to provide for taxes and will be at a rate not to exceed (a) 1.49% per year for each of the Stock, Money Market and Balanced Divisions, and (b) 1.34% per year for the Aggressive Stock Division. The charge will be made in accordance with Clause (c) of the definition of Net Investment Factor in Section 1.25. The relative proportion of these charges may be modified. The sum of such daily asset charge and the investment advisory fee charges and direct operating expense charges of the designated trust or investment company with respect to the Separate Account will not exceed a total annual rate of 1.75% of the value of the Investment Divisions attributable to this Contract.


No. 1021-92                    AC 6688                                   Page 18

(4) The portion of a partial withdrawal made pursuant to Section 2.08, Paragraph (1) that is in excess of the Free Corridor Amount will, except as provided in the following provisions of this Paragraph (4), be subject to a withdrawal charge not greater than the sum of

(a) 6% of any amount included in such excess portion that represents Contributions made during the then-current and five immediately preceding Participation Years on behalf of the Participant to Sources in which the Employer or Employer Plan Trustee has determined that the Participant is fully vested pursuant to the Employer Plan; and

(b) the product of (A) 6% of any amount included in such excess portion that represents Contributions made during the then-current and five immediately preceding Participation Years on behalf of the Participant to Sources in which the Employer or Employer Plan Trustee has determined that the Participant is not fully vested pursuant to the Employer Plan, and (B) a percentage representing the vested portion of such Sources with respect to the Participant.

For purposes of determining such withdrawal charges (a) any withdrawal of an amount up to the Free Corridor Amount will not be considered a withdrawal of Contributions, and (b) Contributions will be considered withdrawn in the order received.

There will be no withdrawal charge in connection with the following:

(a) Amounts withdrawn with respect to a Participant for whom Equitable has received due proof of the Participant's total and permanent disability, as defined in Section 72(m)(7) of the Code, or due proof of the Participant's death;

(b) Amounts withdrawn with respect to a Participant who has attained age 59 1/2 if either (i) the Participant has at least five Participation Years, or
(ii) the partial withdrawal has been requested on or after the Participant's separation from service with the Employer, provided that such separation from service is verified by the Employer or Employer Plan Trustee in a signed statement accompanying the withdrawal request;

(c) Contributions which are "excess contributions" as such term is defined in Section 401(k)(8)(B) of the Code, including the income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than the end of the plan year under the Employer Plan following the plan year in which such excess contributions were made;

(d) Contributions which are "excess aggregate contributions" as such term is defined in Section 401(m)(6)(B) of the Code, including the income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than the end of the plan year under the Employer Plan following the plan year in which such excess aggregate contributions were made;


No. 1021-92                    AC 6688                                   Page 19

(e) Amounts which are "excess deferrals" as such term is defined in Section 402(g)(2) of the Code, including income thereon, and less any loss allocable thereto, provided the withdrawal is made no later than April 15 following the calendar year in which such excess deferrals were made;

(f) Contributions which are remitted by the Employer or Employer Plan Trustee due to mistake of fact made in good faith, provided such Contributions, less any loss allocable thereto, are refunded to the Employer or Employer Plan Trustee within 12 months from the date such Contributions were made and no earnings attributable to such Contributions are included in such repayment; and

(g) Contributions which are remitted by the Employer or Employer Plan Trustee, but which are disallowed to the Employer as a deduction for federal income tax purposes, provided such Contributions, less any loss allocable thereto, are refunded to the Employer within twelve (12) months after the disallowance of the deduction has occurred and no earnings attributable to such contributions are included in such repayment.

Amounts described in the immediately preceding Clauses (c) through (g) will not count as prior withdrawals in calculation of a Participant's Free Corridor Amount, except for amounts withdrawn that represent the income referred to in Clauses (c), (d), or (e). The amounts described in said Clauses (c) through
(g) will be as determined by the Employer or Employer Plan Trustee and reported to Equitable.

(5) A loan origination fee of $50 is applicable as of the Loan Effective Date of each Active Loan, except for takeover loans as defined in Sections 1.26 and 1.33, and a loan maintenance fee of $6 is applicable as of the last Business Day of each calendar quarter with respect to each Active Loan. Such fees will be deducted by Equitable from the amounts held in the Divisions with respect to the Participant. Any amount remitted by the Employer or Employer Plan Trustee toward such fees will correspondingly reduce such deduction.

(6) As of the date on which a loan other than an Old Plan Takeover Loan defaults, Equitable will deduct from the amount held in the Divisions with respect to the Participant the amount of any withdrawal charge, determined pursuant to Paragraph (4) of this Section as if the unpaid principal of such loan were a partial withdrawal.

(7) If the Employer or the Employer Plan Trustee requests that the amount representing a forfeiture and the interest thereon be withdrawn from the Forfeiture Account for any purpose other than reallocation of such amount among the Participants under this Contract, such withdrawal will be subject to a withdrawal charge and the Free Corridor Amount with respect thereto will be zero. The withdrawal charge, which will be deducted by Equitable at the time of such withdrawal, will be equal to 6% of the portion of such withdrawal that consists of amounts which represented, as of the date of the forfeiture, Contributions remitted with respect to a Participant during the then-current and five immediately preceding Participation Years.


No. 1021-92                    AC 6688                                   Page 20

(8) Any charge for taxes which Equitable pays in conjunction with a withdrawal pursuant to Section 2.08 will be deducted as of the applicable Transaction Date from the amounts held in the Divisions with respect to the Participant. If Equitable has deducted such charge from the Contributions being withdrawn before they were allocated to the Divisions pursuant to Section 2.06, Equitable will not again deduct charges from such Contributions for the same taxes. If, however, taxes are later imposed upon Equitable when such a withdrawal is made, Equitable reserves the right to make an additional deduction for such taxes.


SECTION 2.12 FORFEITURES. If the Employer or the Employer Plan Trustee reports to Equitable that a Retirement Account Value is to be reduced as a result of a forfeiture pursuant to the Employer Plan, Equitable will reduce the Retirement Account Value by the amount of the reduction so reported as representing the invested portion of the Participant's Employer Plan benefit.

Equitable will apply the amount of any such reduction to the Forfeiture Account, pending subsequent disposition. Such amount (and any interest thereon) will be disposed of in a manner to be reported in writing to Equitable by the Employer or the Employer Plan Trustee.


No. 1021-92                    AC 6688                                   Page 21

                          PART III - ANNUITY BENEFITS

SECTION 3.01 FIXED ANNUITY BENEFIT. The term "Fixed Annuity Benefit" means an Annuity Benefit under which the monthly payments with respect to a payee are payable in a specified dollar amount.

The amount of each monthly payment under any Fixed Annuity Benefit provided under the Contract with respect to a payee is the amount provided with respect to the payee pursuant to Section 3.05.

SECTION 3.02 VARIABLE ANNUITY BENEFIT. The term "Variable Annuity Benefit" means an Annuity Benefit under which the dollar amount of the monthly payments with respect to a payee may increase or decrease depending on the investment experience of the Stock Division of the Separate Account.

Such Variable Annuity Benefit will increase if the average daily rate of investment return in the Stock Division is equivalent to more than 5.00% or 3.50% annually, after the deduction for investment advisory fees, direct operating expenses of the designated trust or investment company and daily asset charge, and will decrease if it is equivalent to less than 5.00% or 3.50% annually after such deduction, depending on whether the applicable Assumed Base Rate of Net Investment Return referred to in Section 1.07 is 5.00% or 3.50%, respectively. The Assumed Base Rate of Net Investment Return will be 5.00% except in states where that rate is not permitted by law.

The amount of the first, second and third payments under any Variable Annuity Benefit provided under the Contract with respect to a payee is the monthly amount provided with respect to a payee pursuant to Section 3.05. The amount of the fourth and each subsequent payment under a Variable Annuity Benefit will be equal to the number of Annuity Units with respect to such benefit, multiplied by the Average Annuity Unit Value for the second calendar month immediately preceding the due date of the payment. The fourth and subsequent annuity payments under a Variable Annuity Benefit will not be increased or decreased in amount because of mortality or expense experience. The number of Annuity Units with respect to a benefit is the number determined by dividing the amount of the first monthly payment under such benefit by the Annuity Unit Value for the Valuation Period which includes the due date of the first monthly payment.

SECTION 3.03 FORM OF ANNUITY BENEFIT. Any Annuity Benefit provided under this Contract will be payable on the Life Annuity form described in the following paragraph or, as determined by the Employer or the Employer Plan Trustee in accordance with the terms of the Employer Plan, on any other annuity form offered by Equitable, subject to Equitable's rules then in effect and the requirements of applicable law.

The Life Annuity form provides monthly payments to the Participant beginning at the Annuity Commencement Date and ending with the last monthly payment due before the death of the Participant.


No. 1021-92                    AC 6688                                   Page 22

SECTION 3.04 REPORT FOR ANNUITY BENEFIT. The Employer or the Employer Plan Trustee will report to Equitable each Participant or other person with respect to whom an Annuity Benefit is to be provided under this Contract if the amount to be applied to provide such Annuity Benefit is at least $3,500. Any such report is to be made before the first payment under such Annuity Benefit. Any such report will be in the form prescribed by Equitable and will include all pertinent facts and determinations requested by Equitable. Equitable will be fully protected in relying on the reports and other information furnished by the Employer or Employer Plan Trustee, and need not inquire as to the accuracy or completeness thereof.

SECTION 3.05 APPLICATION TO PROVIDE ANNUITY BENEFIT. As of the date of the first payment under each such Annuity Benefit to be provided hereunder, an application will be made to provide such Annuity Benefit. The amount so applied will be equal to the following, less any applicable tax on annuity considerations: (a) the Retirement Account Value, if payments under the applicable annuity form are contingent upon the survival of a person, or (b) the Cash Value, if payments under the applicable annuity form are not contingent upon the survival of a person; provided that the Employer or Employer Plan Trustee may report, in accordance with Section 3.04, that only a portion of the given amount is to be used for such Annuity Benefit. If Equitable has deducted charges for applicable tax from the Contributions being applied to provide an Annuity Benefit before they were allocated to the Divisions pursuant to Section 2.06, Equitable will not again deduct charges from such Contributions for the same taxes. If, however, taxes are later imposed upon Equitable when such an application is made, Equitable reserves the right to make an additional deduction for such taxes.

Application will be made on the basis of either (a) the Tables of Guaranteed Annuity Payments included in Appendix A of this Contract, or (b) Equitable's then-current individual annuity rates applicable at the time of application to funds which derive from sources outside Equitable, whichever rates would provide a larger benefit with respect to the payee.

After application to provide an Annuity Benefit pursuant to this Section, the amounts with respect to the Participant in the Divisions and the Retirement Account Value will be correspondingly reduced.

SECTION 3.06 PAYMENT OF ANNUITY BENEFITS. Equitable will require satisfactory evidence of the age of any person upon whose life continued payment under an annuity form depends. Evidence of each payee's survival must be furnished to Equitable either by personal endorsement of the check drawn for payment or by other means satisfactory to Equitable.

If a benefit payment under the Contract was based on information that is subsequently found to be incorrect, such benefit will not be invalidated, but an adjustment on the basis of the correct information will be made in the amount of the benefit payments under a Fixed Annuity Benefit, the number of Annuity Units under a Variable Annuity Benefit, or any amount used to provide the benefit, or any combination thereof. The amount of the overpayments by Equitable will be charged against and the amount of the underpayments will be added to any payments thereafter falling due under the Contract with respect to the payee.



No. 1021-92                    AC 6688                                   Page 23

The liability of Equitable with respect to a payee is limited to the correct information and the actual amounts used to provide the benefits then in force with respect to the payee under the Contract.

If Equitable receives evidence satisfactory to it that (a) a payee entitled to receive any payment under the Contract is physically or mentally incompetent to receive such payment or is a minor, (b) another person or an institution is then maintaining or has custody of such payee, and (c) no guardian, committee, or other representative of the estate of such payee has been appointed, Equitable may, unless the Plan provides to the contrary, make the payments to such other person or institution, and will thereupon be fully discharged from all liability with respect thereto.

If the amount to be applied hereunder is less than $3,500, Equitable may pay the amount to the payee in a single sum instead of applying it to provide an Annuity Benefit.

Equitable will notify the payee under a Variable Annuity Benefit of the number of Annuity Units and the Average Annuity Unit Value used in determining the amount of each variable payment.

Any election, change, revocation or designation shall be made, and will take effect, in the same manner as a change of beneficiary.


No. 1021-92                    AC 6688                                   Page 24

                         PART IV - GENERAL PROVISIONS

SECTION 4.01 CONTRACT. This Contract constitutes the entire contract between the Contract Holder and Equitable. This Contract and the application therefor constitutes the entire contract between the Employer or Employer Plan Trustee, as the case may be, and Equitable. The provisions of the Contract alone will govern with respect to the rights and obligations of Equitable. The provisions of the Contract will be applied separately with respect to each Employer or Employer Plan Trustee. Nothing in the Master Trust, the Pooled Trust, the Employer Plan or the Plan, nor in any modification, amendment, or supplement to any such documents will in any way be construed to enlarge, change, vary or in any other way affect the obligations of Equitable as expressly provided in this Contract.

This Contract may not be modified as to Equitable, nor may any of Equitable's rights or requirements be waived, except in writing and by an authorized officer of Equitable. The Contract may be changed by amendment or replacement upon agreement between the Contract Holder and Equitable without the consent of any other person provided that such change does not reduce any Annuity Benefit provided before such change and provided that no rights, privileges or benefits which have accrued to the Employer or the Employer Plan Trustee, or to any Participant under the Contract, may be reduced or forfeited except by the express consent thereof.

The Employer or Employer Plan trustee will report to Equitable each person under the Employer Plan who is to be covered under this Contract. Equitable will issue (a) with respect to each Participant an individual certificate setting forth a statement in substance of the benefits to which the Participant is entitled under this Contract, and (b) with respect to each person for whom an Annuity Benefit becomes payable under this Contract an Equitable supplementary contract setting forth the amount and terms of the Annuity Benefit.

Upon Equitable's request, the Employer or Employer Plan Trustee will provide any information that is reasonably required by Equitable with respect to transactions under this Contract.

SECTION 4.02 STATUTORY COMPLIANCE. Equitable reserves the right to amend the Contract without the consent of any other person in order to comply with applicable laws and regulations. Such right shall include, but not be limited to, the right to conform the Contract and any certificate to reflect changes in the Code, in Treasury regulations or published rulings of the Internal Revenue Service, in the Employee Retirement Income Security Act of 1974, as amended, and in Department of Labor regulations.

Any Annuity Benefit, Cash Value or death benefit available under the Contract shall not be less than the minimum benefits required by any statute of the state in which a certificate is delivered.

SECTION 4.03 ASSIGNMENTS AND NONTRANSFERABILITY. Neither the Employer, the Employer Plan Trustee nor Equitable may assign its rights or obligations hereunder without the other party's prior written consent, except that an assignment by Equitable to a


No. 1021-92                    AC 6688                                   Page 25
corporation in which it has a direct or indirect ownership interest shall not require such consent provided that Equitable remains liable for the failure of that corporation to perform its obligations under this Contract.

Subject to the requirements of applicable law, no amount payable to a Participant or beneficiary under the Contract may be assigned, commuted or encumbered by the payee and no such amount will in any way be subject to any claim against such payee. Such prohibition will not apply to any assignment, transfer, or attachment pursuant to a qualified domestic relations order, as defined in Section 414(p) of the Code.

SECTION 4.04 MANNER OF PAYMENT. Equitable will pay all amounts becoming payable under this Contract by check or, if so agreed upon by the Employer or Employer Plan Trustee and Equitable, by wire transfer. All amounts payable by the Employer or the Employer Plan Trustee under this Contract will be paid by check payable to Equitable, or by any other method acceptable to Equitable.

SECTION 4.05 RIGHT TO CHANGE. Equitable reserves the right to change any fee described in Section 2.11, Paragraphs (1), (2) and (5) at any time to reflect any increase in Equitable's expenses related to the administrative functions covered by such fees.

Equitable reserves the right to change from time to time on and after the fifth anniversary of the Register Date, at intervals of not less than five years, (a) the minimum amount to be used to provide an Annuity Benefit hereunder as stated in Section 3.04, (b) the administrative charge described in Section 3.05, and
(c) the actuarial basis used in the Tables of Guaranteed Annuity Payments appearing in Appendix A.

Equitable may elect to make any change pursuant to the preceding paragraphs of this Section either by written notice to the Employer or Employer Plan Trustee or by amendment to this Contract, and will advise the Employer or Employer Plan Trustee at least 90 days in advance of any such change. No such change will apply to any Annuity Benefit provided hereunder before such change.

Equitable reserves the right, subject to compliance with applicable law, to:

(a) add new Investment Divisions or subdivisions thereof to the Separate Account or remove Investment Divisions or subdivisions thereof from the Separate Account;

(b)     combine any two or more Investment Divisions or subdivisions thereof;

(c) transfer the assets Equitable determines to be the proportionate share of the class of contracts to which this Contract belongs from any of the Investment Divisions to another Investment Division by withdrawing the same percentage of each investment in that Investment Division, with appropriate adjustment to avoid odd lots and fractions;

(d) operate the Separate Account or any Investment Division as a management investment company under the Investment Company Act of 1940 (which company may be


No. 1021-92                    AC 6688                                   Page 26
directed by a committee which may be composed of a majority of persons who are "interested persons" of Equitable under said Act, which committee may be discharged by Equitable at any time) or in any other form permitted by law, including a form that allows Equitable to make direct investments;

(e)     deregister the Separate Account under said Act;

(f) cause one or more Investment Divisions to invest some or all of their assets in one or more other trusts or investment companies;

(g) terminate any agreement with an Employer or Employer Plan Trustee in conjunction with this Contract pursuant to the terms of such agreement; and

(h) restrict or eliminate any voting rights of Participants, Employer Plan Trustees or other persons who have voting rights that affect the Separate Account.

If the exercise of these rights results in a material change in the underlying investments of an Investment Division, the Employer or the Employer Plan Trustee will be notified by Equitable of such exercise.

SECTION 4.06 BENEFICIARY. A Participant may, subject to the Employer Plan, including any spousal consent provisions thereof, designate (with the right to change such designation from time to time) a beneficiary or beneficiaries to receive any payment with respect to the Participant becoming due to a beneficiary under this Contract. Any other person to whom periodic payments are payable under this Contract may designate (with the right to change such designation from time to time) a beneficiary or beneficiaries to receive any single sum payment or any remaining periodic payments becoming due upon the death of such person, if no prior designation is then in effect with respect thereto.

Any designation or change shall be by written notice filed at the Processing Office, except that a designation or change made by a Participant who has not attained his Annuity Commencement Date shall be by written notice filed with the Employer or Employer Plan Trustee. Upon receipt of said notice by Equitable, such designation or change shall take effect as of the date shown on said notice as the date on which it was signed, whether or not the person making such designation or change is living at the time of receipt, but without further liability on the part of Equitable with respect to any payment made by it before the receipt by it of (a) said notice or (b) a written report from the Employer or Employer Plan Trustee that such party received said notice.

SECTION 4.07 DEFERMENT. Payments by Equitable from the Guaranteed Interest Division pursuant to the provisions of Sections 2.08 and 2.09 may be deferred for up to six months after receipt of a written request for such surrender or withdrawal, or receipt of due proof of death of the Participant, respectively. Interest at the then-current Guaranteed Interest Rate for amounts held in the Guaranteed Interest Division with respect to such Participant will be allowed on any such payment.


No. 1021-92                    AC 6688                                   Page 27

Except as provided in this Section, payments by Equitable from the amounts held with respect to the Participant in the investment Divisions pursuant to the provisions of Sections 2.08 and 2.09, will be made within seven days after the applicable Transaction Date.

During any period when (a) the sale of securities or the determination of the Accumulation Unit Value or the Average Annuity Unit Value is not reasonably practicable because an emergency, defined by the Securities and Exchange Commission, exists, or the New York Stock Exchange is closed, or trading on such Exchange is restricted, or (b) the Securities and Exchange Commission by order permits postponement for the protection of persons having interests in the Separate Account, Equitable reserves the right to defer:

(i) determination of Cash Value or Retirement Account Value and payment of Cash Value and Retirement Account Value, arising from an Investment Division;

(ii) payment of any portion of the death benefit arising from an Investment Division;

(iii) the payment of any Variable Annuity Benefit under the Contract or the application of any such benefit to provide for any other payment called for under the Contract; or

(iv) application, in the event of (i) above, of such amounts to provide any Annuity Benefit under the Contract.

SECTION 4.08 CONTRACT HOLDER'S RESPONSIBILITY. The sole responsibility of the Contract Holder is to serve as party to the Contract. The Contract Holder will have no responsibility for the administration of the Plan or any Employer Plan or agreement, or for Contributions or any payments or other distributions hereunder. Equitable will deal with the Contract Holder in accordance with the terms and conditions of the trust agreement pursuant to which the Contract Holder agreed to act as such and in such manner as the Contract Holder and Equitable agree, without the consent of any other person. Any Employer or Employer Plan Trustee making Contributions under the Contract will have adopted and accepted the Master Trust or the Pooled Trust and this Contract as part of the Employer Plan with respect to which such Contributions are made.

SECTION 4.09 EMPLOYER OR EMPLOYER PLAN TRUSTEE'S RESPONSIBILITY. Equitable shall make no payment hereunder without written instructions from the Employer or Employer Plan Trustee, as applicable, and Equitable shall be fully discharged of any liability therefor to the extent such payments are made pursuant to such instructions.



No. 1021-92                    AC 6688                                   Page 28

SECTION 4.10 PLAN QUALIFICATION. A "Qualified Plan" is a plan or agreement that meets the requirements for qualification under Section 401(a) of the Code. The Employer or Employer Plan Trustee is to provide evidence satisfactory to Equitable that the Employer Plan is a Qualified Plan and, if at any time the Employer Plan is no longer a Qualified Plan, the Employer or Employer Plan Trustee is to give Equitable prompt written notice thereof.

If within (a) one year after the Funding Effective Date, or such longer period as may be agreed upon in writing between the Employer or Employer Plan Trustee and Equitable, the Employer or Employer Plan Trustee does not provide such evidence that the Employer Plan is a Qualified Plan, or (b) the Employer or Employer Plan Trustee gives notice that the Employer Plan is no longer a Qualified Plan, then upon at least thirty days advance written notice to the Employer or Employer Plan Trustee, Equitable may:

(i) Prohibit further Contributions under this Contract with respect to the Employer Plan, and

(ii) Withdraw from the Divisions the amounts therein with respect to the Employer Plan and make the payment described in Section 2.08, Paragraph (3).

SECTION 4.11 PARTICIPATION IN SURPLUS. This Contract and all other contracts in the same class of contracts, as determined by Equitable, will be combined for the purpose of ascertaining the annual surplus of Equitable to be apportioned to said contracts as a dividend and the portion of any such dividend that is to be allocated to the Contract will be determined by Equitable. The participation of this class of contracts in annual surplus is, however, expected to be minimal. Any amount so allocated to the Contract will be payable as of January 1 of the calendar year in which a dividend is apportioned, will be payable in cash and will be equitably allocated by Equitable to the Guaranteed Interest Division on behalf of the Participants.

With respect to any Employer Plan for which the Funding Effective Date is a date occurrring on or after the date as of which Equitable is converted, in accordance with applicable law, from a mutual company owned by its policyholders to a corporation owned by its shareholders, (a) this Section 4.11 will not apply, and (b) the caption "PARTICIPATING" appearing on the Cover Page of this Contract will be deemed to read "NONPARTICIPATING".


No. 1021-92                    AC 6688                                   Page 29

                                  APPENDIX A

                     TABLES OF GUARANTEED ANNUITY PAYMENTS

Part I: Amount of Fixed Annuity Benefit payable monthly on the Life Annuity form provided by an application of $1,000.

               Age     Amount
               ---     ------

               55      $3.99
               60       4.35
               65       4.82
               70       5.46

        The amount of income provided under a Fixed Annuity benefit payable on the Life Annuity form is based on 3.00% interest and the 1983 Individual Annuity Mortality Table "a" projected with modified Scale G, adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55.

Part II: Amount of Variable Annuity Benefit payable on the Life Annuity from provided initially by an application of $1,000.

                        Initial Amount if Assumed
                Base Rate of Net Investment Return is
                    Age                 3.50%           5.00%
 .                   ---                 -----           -----
                    55                  $4.18           $5.11
                    60                   4.49            5.41
                    65                   4.91            5.81
                    70                   5.47            6.37

        The amount of income initially provided under a Variable Annuity Benefit payable on the Life Annuity form is based on 1983 individual Annuity Mortality Table "a" projected with modified Scale G, adjusted to a unisex basis, reflecting a 20%-80% split of males and females at pivotal age 55, subject to a modified two-year age setback, and with an Assumed Base Rate of Net Investment Income Return of 3.50% or 5.00%, whichever applies pursuant to
Section 1.07.

Amounts required for ages not shown in the Tables or for other annuity forms will be calculated by Equitable on the same actuarial basis.


No. 1021-92                    AC 6688                                   Page 30

           THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

                             GROUP PENSION NOTICE


MEMBER:

MEMBER NUMBER:

MEMBER STARTING DATE:

PLAN SPONSOR:

EQUITABLE warrants that you, the Member, are covered under our Group Pension Contract No. AC6688 ("Contract") with respect to the Plan Sponsor's Plan.

The Contract and the formal request therefor are the entire contract between the Plan Sponsor or the Trustee and us. The Contract shall govern all payments and our rights and duties with respect thereto.

No amount to be paid under the Contract as described in this Notice may be assigned by the payee and, as far as allowed by law, no such amount shall in any way be subject to any legal process to subject the same to the payment of any claim against such payee. This constraint shall not apply to any payment or part of it assigned, transferred, or attached by a court order that applies to divorce or child support of the type defined in Section 414(p) of the Internal Revenue Code of 1986, as now or later changed.

Amounts received under the Contract may be placed in one or more Divisions of the Separate Account based on the Plan Sponsor's or Trustee's advice to us in keeping with the Plan Sponsor's Plan. Such amounts may increase or decrease in value as described in the Contract.

                             THE CONTRACT IN BRIEF

                                 TERMS DEFINED


Divisions:  The options which can be used to invest amounts held under the
Contract: the Guaranteed Interest Division, which is funded through our General Account; and the Stock, Money Market, Balanced, and Aggressive Stock Divisions, which are funded through our Separate Account A, a pooled, market valued account maintained as described in the Contract. We may add other options in future.

Equitable: The insurer whose full name appears at the head of this Notice. The terms "we," "our" and "us" as used herein mean Equitable.


PF10,627                                                             Page 1 of 4

Member's Account Value: The sum of the amounts held with respect to you under the Contract.

Participation Year: The twelve months' term that begins on the Member Starting Date and each such twelve months' term after that.

Plan Sponsor's Plan: A pension or profit sharing plan of the Plan Sponsor which is funded under the Contract.

Trustee: The person or persons, if any, named as trustee of the Plan Sponsor's Plan, and any person or persons who succeeds such person or persons in such role.

                               AMOUNTS RECEIVED


The Plan Sponsor or Trustee is to send amounts to us from time to time on behalf of the Member and other persons covered by the Plan Sponsor's Plan, on the basis set forth in the Plan Sponsor's Plan.

                               AMOUNTS INVESTED


We will invest such amounts and transfer any balance held for you amount the Divisions as the Plan Sponsor or Trustee instructs, as set forth in the Plan Sponsor's Plan. Many plans permit members to tell us how to invest such amounts. Transfers are not allowed into Money Market from the other Divisions.

                                PAYMENTS TO YOU


Amounts held under the Contract for you will be used, subject to the terms of the Contract, to provide payments for you, either through purchase of an insured monthly pension or in some other way, as the Plan Sponsor or Trustee directs in keeping with the Plan Sponsor's Plan.

If an insured pension is purchased under the Contract for you, such pension will be paid on the Life form described below or, as the Plan Sponsor or Trustee reports, on any other form we offer, subject to law and to our rules. Many plans require that pensions be paid with respect to married persons on the payee and joint payee form with the spouse as the joint payee, unless the payee and the spouse elect some other form or mode of payment in keeping with the law and the given plan.

The Life form provides monthly payments to you starting as of a date reported in advance by the Plan Sponsor or Trustee and ending with the last monthly payment due before your death.

You should consult the Plan Sponsor as to other forms or modes of payment allowed under the Plan Sponsor's Plan.



PF10,627                                                             Page 2 of 4

If any data on which a payment made under the Contract is based has been in error, we will adjust any later payments, in keeping with the Contract, on the basis of the correct data.

Our insured pension contract setting forth the amount and terms of payment of any insured monthly pension will be furnished to replace this Notice for each person for whom such a pension is purchased under the Contract.

                                IF YOU WITHDRAW


If the Plan Sponsor or Trustee requests on your behalf when, subject to the Plan Sponsor's Plan, you elect to withdraw some or all of the amount held under the Contract for you, we will pay such amount subject to all terms of the Contract that apply to such event, which may include the charge described below.

If the amount you withdraw is in excess of the Free Corridor Amount (as defined below), such excess is subject to a charge equal to 6% of the amounts received from the Plan Sponsor or Trustee under the Contract on your behalf during the current and just prior five Participation Years, to the extent such amounts were not withdrawn before.

The "Free Corridor Amount" is, subject to the terms of the Contract, 10% of the sum of the Members' Account Value and the balance of any active loan, less the sum of any amount withdrawn before, any vesting loss, and any active loan that went into default in the same Participation Year.

                                 DEATH PAYMENT


Upon our receipt of due proof of your death, a death payment will be due to the person named to receive such payment in keeping with Contract. Such death payment will be equal to the greater of:

(a)     The Member's Account Value; or

(b) An amount, subject to the terms of the Contract, that is equal to all amounts we received from the Plan Sponsor or Trustee under the Contract on your behalf, less the sum, with respect to you, of all such amounts withdrawn before then, any prior vesting loss, and any active loan that went into default.

Subject to the terms of the Contract, the person due to receive the death payment may elect to receive it in a single sum, to apply it to the purchase of an insured monthly pension, to apply it to provide any other form of payment then offered by us, or to credit it to an account under the Contract on a basis described therein.

Upon request by a person due to receive such death payment, we will provide such person with further advice as to other methods of payment.


PF10,627                                                             Page 3 of 4

                              DEATH PAYMENT PAYEE

You may name (with the right to change such name from time to time) a payee or payees to receive any payment or payments that might become due to a payee under the Contract with respect to you. The plan Sponsor's Plan may require, if you are married, that your spouse be named as such payee unless your spouse consents to the naming of some other payee, in keeping with the law and the Plan Sponsor's Plan. Any such naming or change therein will be by written notice filed with the Plan Sponsor or Trustee.


                                     FEES


Certain fees charged by us under the Contract will be withdrawn from the amounts held for you unless the Plan Sponsor or Trustee has made a direct payment of such fees.

                               CONTRACT CHANGES


The Contract may be changed by rider or replaced if we and the trustee which serves as contract holder so agree, without the consent of any other person referred to in the Contract, but no such change will reduce any benefit, death payment, or amount withdrawn that arose from amounts received by us before such change, or any other payment to which we may commit under the Contract before such change.

                        PLAN SPONSOR OR TRUSTEE OPTION


The Plan Sponsor or the Trustee may, subject to the Contract, elect to withdraw the amount held for you, less any charges that apply, and transfer such amount to some other contract or account which holds assets of the Plan Sponsor's Plan. If such transfer occurs we will not be obliged under the Contract to make any further payments with respect to you.

                           OUR DUTY TO MAKE PAYMENTS


At any given time we are bound under the Contract with respect to you only to make such payment or payments as we can provide under the terms of the Contract, using those assets which arise from amounts received on your behalf and not paid out before such time.


PF10,627                                                             Page 4 of 4

FOLLOWING ARE THREE ALTERNATIVE PAGES (COVER, PAGE 3, PAGE 29)

CONTRACT                Group Annuity Contract No. AC 6688

CONTRACT HOLDER         United States Trust Company of New York as Trustee
                        under the Members Retirement Trust of The Equitable
                        Life Assurance Society of the United States and the
                        Pooled Trust for Members Retirement Plans of The
                        Equitable Life Assurance Society of the United States

REGISTER DATE           July 1, 1992

The Contract is issued in consideration of the payment to Equitable of the Contributions made hereunder.

ASSETS HELD IN CONNECTION WITH THIS CONTRACT MAY BE HELD IN THE SEPARATE ACCOUNT MAINTAINED BY EQUITABLE AND MAY INCREASE OR DECREASE IN VALUE AS DESCRIBED IN THIS CONTRACT.

THE AMOUNT OF THE ANNUITY BENEFIT WILL BE EQUAL TO THE SUM OF ANY FIXED ANNUITY BENEFIT AND ANY VARIABLE ANNUITY BENEFIT. THE AMOUNT OF ANY VARIABLE ANNUITY BENEFIT MAY INCREASE OR DECREASE AS DESCRIBED IN THIS CONTRACT.

The provisions of this Contract, which include the following pages, are agreed to by the Contract Holder and Equitable.

FOR THE CONTRACT HOLDER                 FOR THE EQUITABLE

By _____________________________        By  ________________________________
                                            Chairman of the Board and
                                            Chief Executive Officer

Title __________________________        By  ________________________________
                                            Vice President and Secretary

Dated __________________________        By  ________________________________
                                            Assistant Registrar

At  New York, New York                  Date of Issue  _____________________
    ----------------------------
        (Head Office)

INTEREST RATE GUARANTEE - FIXED AND VARIABLE ANNUITY BENEFITS - NON-
PARTICIPATING

No.  1021-92

PART II - RETIREMENT ACCOUNT VALUE

        Section 2.01    -       Contribution                            11
        Section 2.02    -       Transfers of Unallocated Amounts        11
        Section 2.03    -       Transfers from Predecessor Contract     11
        Section 2.04    -       Separate Account                        12
        Section 2.05    -       Guaranteed Interest Division            12
        Section 2.06    -       Allocation of Contributions to
                                Divisions                               13
        Section 2.07    -       Transfers among Divisions               13
        Section 2.08    -       Partial Withdrawal and Termination      14
        Section 2.09    -       Death Benefits                          15
        Section 2.10    -       Loans                                   16
        Section 2.11    -       Fees and Charges                        18
        Section 2.12    -       Forfeitures                             20

PART III - ANNUITY BENEFITS

        Section 3.01    -       Fixed Annuity Benefit                   22
        Section 3.02    -       Variable Annuity Benefit                22
        Section 3.03    -       Form of Annuity Benefit                 22
        Section 3.04    -       Report for Annuity Benefit              23
        Section 3.05    -       Application to Provide Annuity Benefit  23
        Section 3.06    -       Payment of Annuity Benefit              23

PART IV - GENERAL PROVISIONS

        Section 4.01    -       Contract                                25
        Section 4.02    -       Statutory Compliance                    25
        Section 4.03    -       Assignments and Non transferability     25
        Section 4.04    -       Manner of Payment                       26
        Section 4.05    -       Right to Change                         26
        Section 4.06    -       Beneficiary                             27
        Section 4.07    -       Deferment                               27
        Section 4.08    -       Contract Holder's Responsibility        28
        Section 4.09    -       Employer's and Employer Plan
                                Trustee's Responsibility                29
        Section 4.10    -       Plan Qualification                      29
        Section 4.11    -       Participation in Surplus                29

APPENDIX A      -       Tables of Guaranteed Annuity Payments           30


No. 1021-92              AC 6688                                          Page 3

SECTION 4.09 EMPLOYER OR EMPLOYER PLAN TRUSTEE'S RESPONSIBILITY. Equitable shall make no payment hereunder without written instructions from the Employer or Employer Plan Trustee, as applicable, and Equitable shall be fully discharged of any liability therefor to the extent such payments are made pursuant to such instructions.

SECTION 4.10 PLAN QUALIFICATION. A "Qualified Plan" is a plan or agreement that meets the requirements for qualification under Section 401(a) of the Code. The Employer or Employer Plan Trustee is to provide evidence satisfactory to Equitable that the Employer Plan is a Qualified Plan and, if at any time the Employer Plan is no longer a Qualified Plan, the Employer or Employer Plan Trustee is to give Equitable prompt written notice thereof.

If within (a) one year after the Funding Effective Date, or such longer period as may be agreed upon in writing between the Employer or Employer Plan Trustee and Equitable, the Employer or Employer Plan Trustee does not provide such evidence that the Employer Plan is a Qualified Plan, or (b) the Employer or Employer Plan Trustee gives notice that the Employer Plan is no longer a Qualified Plan, then upon at least thirty days advance written notice to the Employer or Employer Plan Trustee, Equitable may:

(i) Prohibit further Contributions under this Contract with respect to the Employer Plan, and

(ii) Withdraw from the Divisions the amounts therein with respect to the Employer Plan and make the payment described in Section 2.08, Paragraph (3).

No. 1021-92              AC 6688                                         Page 29